Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces First Quarter 2017 Results

Malvern, PA, April 25, 2017 - Liberty Property Trust announced financial and operating results for the quarter ended March 31, 2017.

Management Comments

“The industrial real estate markets continue to provide solid growth opportunities – growth through rent increases and selective development,” said chief executive officer Bill Hankowsky. “Our first quarter results represent a strong start to the year. Industrial leasing volumes remain high, rent increases continue their strong performance, and development starts are on plan.”

Highlights for First Quarter 2017

▪                 Net income available to common shareholders $0.29 per diluted share

▪                 NAREIT Funds from Operations $0.60 per diluted share

▪                 Dividend declared at $0.40 per share

▪                 Same store operating income increased by 0.7%, over prior year quarter

▪                 Same store operating income for the industrial portfolio increased by 2.0%

▪                 Portfolio occupancy at quarter-end 96.1%

▪                 6.7 million square feet of lease transactions completed

▪                 Rents on industrial leases up 17.8%

▪                 Rents on office leases up 11.6%

▪                 $96 million in development starts

Earnings Guidance

▪                 Liberty revised Funds from Operations guidance range for 2017 to be $2.42 - $2.52 per diluted share

Financial Results

Net income: Net income available to common shareholders for the first quarter of 2017 was $43.0 million, or $0.29 per diluted share, compared to $57.6 million, or $0.39 per diluted share, for the first quarter of 2016. Net income per share for the first quarter of 2017 reflects gains on sale of $0.01 versus $0.14 for the first quarter 2016.

Funds from Operations: The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of U.S. GAAP net income to NAREIT FFO is included in the financial data tables accompanying this press release.

Liberty Property Trust Announces 1Q 2017 Results	Page 1 of 4

NAREIT FFO available to common shareholders for the first quarter of 2017 was $90.7 million, or $0.60 per diluted share, compared to $93.0 million, or $0.62 per diluted share, for the first quarter of 2016.

Net income and NAREIT FFO for the first quarter of 2017 were impacted by the sale of $1.2 billion of properties during 2016, as well as $4.7 million (compared to $6.2 million for the first quarter of 2016) of additional compensation expense related to the accelerated vesting of long-term incentive compensation included in general and administrative expense.

Operating Performance

Same Store Performance: Property level operating income for same store properties increased by 1.2% on a cash basis and by 0.7% on a straight line basis for the first quarter of 2017, compared to the same quarter in 2016.

▪                 Same store operating income for the industrial portfolio increased by 2.4% on a cash basis and 2.0% on a straight line basis.

▪                 Same store operating income for the office portfolio decreased by 4.9% on a cash basis and by 5.8% on a straight line basis, driven by two expected tenant move-outs. As previously disclosed, a lease for 70% of this space has been signed, with commencement mid-year.

Occupancy: At March 31, 2017, Liberty’s operating portfolio of 98.2 million square feet was 96.1% occupied, compared to 96.4% at the end of the fourth quarter 2016.

Industrial Portfolio: The primary driver of Liberty’s results is the performance of its industrial portfolio. The 91.7 million square foot industrial portfolio was 96.6% leased at quarter-end, compared to 96.7% for the previous quarter. Industrial distribution rents increased 17.8% on renewal and replacement leases during the quarter.  Nearly 100% of these leases have built-in rent escalators.

Office Portfolio: Occupancy of Liberty’s 6.6 million square foot office portfolio was 88.4%, down from 92.0% from the previous quarter, due to the two specific tenant move-outs noted earlier.  Office rents increased 11.6% on renewal and replacement leases in the office portfolio, and all of these leases contain built-in rent escalators.

Real Estate Investments

Development Deliveries: In the first quarter, Liberty brought into service one wholly-owned development property for a total investment of $16.3 million. The property contains 215,000 square feet of leasable space and was 81.7% occupied as of the end of the quarter. The yield on this property at March 31, 2017 was 8.5%.

Development Starts: In the first quarter, Liberty began development of four wholly-owned properties totaling 777,000 square feet of leasable space at a projected investment of $84.4 million. The properties

Liberty Property Trust Announces 1Q 2017 Results	Page 2 of 4

include an industrial build-to-suit and three inventory industrial buildings. In addition, a joint venture in which Liberty holds an interest began development of a 154,000 square foot, $11.9 million build-to-suit industrial property.

Real Estate Dispositions

During the first quarter, Liberty sold one 33,000 square foot suburban office building for $2.1 million.

Capital and Balance Sheet Activity

During the first quarter, Liberty adjusted the dividend on its common shares of beneficial interest to $0.40 per share.

2017 Outlook

A reconciliation of projected NAREIT FFO to projected U.S. GAAP net income available to common shareholders per share for 2017 is below (all amounts projected):

	Revised 2017 Outlook	Previous 2017 Outlook
Net income available to common shareholders per diluted share	$1.42 - $1.75	$1.40 - $1.75
Depreciation and amortization of unconsolidated joint ventures	0.06 – 0.08	0.06 – 0.08
Depreciation and amortization	1.24 – 1.28	1.24 – 1.28
Gain on property dispositions(1)	(0.30) – (0.60)	(0.30) – (0.60)
Noncontrolling interest share of addbacks	0.00 – 0.01	0.00 – 0.01
NAREIT FFO, per diluted share	$2.42 - $2.52	$2.40 - $2.52

(1)                Includes equity share of gain on disposition of unconsolidated joint ventures.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 98 million square foot operating portfolio includes 558 properties which provide office, distribution and light manufacturing facilities to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information, non-GAAP financial measures and defined terms is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package

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may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss first quarter results on Tuesday, April 25, 2017, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 2337680. A replay of the call will be available until May 25, 2017, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

March 31, 2017

(Unaudited and in thousands, except per share)

	Quarter Ended
	March 31, 2017	March 31, 2016
Operating Revenue
Rental	$123,381	$139,054
Operating expense reimbursement	40,500	51,086
Development service fee income	11,485	—
Total operating revenue	175,366	190,140

Operating Expenses
Rental property	19,884	28,509
Real estate taxes	23,281	25,320
General and administrative	16,942	20,990
Depreciation and amortization	45,460	54,078
Development service fee expense	11,004	—
Total operating expenses	116,571	128,897

Operating Income	58,795	61,243

Other Income/Expense
Interest and other income	1,876	4,598
Interest expense	(22,343)	(31,412)
Total other income/expense	(20,467)	(26,814)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	38,328	34,429
Gain on property dispositions	807	20,521
Income taxes	(622)	(801)
Equity in earnings of unconsolidated joint ventures	5,731	4,914

Net Income	44,244	59,063
Noncontrolling interest - operating partnerships	(1,149)	(1,509)
Noncontrolling interest - consolidated joint ventures	(63)	—
Net Income available to common shareholders	$43,032	$57,554

Net income	$44,244	$59,063
Other comprehensive gain (loss) - foreign currency translation	3,105	(5,087)
Other comprehensive gain (loss) - derivative instruments	313	(1,360)
Comprehensive income	47,662	52,616
Less: comprehensive income attributable to noncontrolling interest	(1,292)	(1,357)
Comprehensive income attributable to common shareholders	$46,370	$51,259

Basic income per common share	$0.29	$0.39

Diluted income per common share	$0.29	$0.39

Weighted average shares
Basic	146,471	146,071
Diluted	147,221	146,531

Liberty Property Trust

Statement of Funds from Operations

March 31, 2017

(Unaudited and in thousands, except share and unit amounts)

	Quarter Ended
	March 31, 2017	March 31, 2016
NAREIT FFO

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:
Net income available to common shareholders	$43,032	$57,554

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,325	2,676
Depreciation and amortization	45,078	53,752
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	—	(1,840)
Gain on property dispositions / impairment - real estate assets	(807)	(20,521)

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	(1,090)	(804)

NAREIT FFO available to common shareholders - basic	88,538	90,817

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	1,090	804

Noncontrolling interest excluding preferred unit distributions	1,031	1,391
NAREIT FFO available to common shareholders - diluted	$90,659	$93,012

NAREIT FFO available to common shareholders - basic per share	$0.60	$0.62
NAREIT FFO available to common shareholders - diluted per share	$0.60	$0.62

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	146,471	146,071
Dilutive shares for long term compensation plans	750	460
Diluted shares for net income calculations	147,221	146,531
Weighted average common units	3,529	3,539
Diluted shares for NAREIT FFO calculations	150,750	150,070

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of depreciable property and impairments of depreciable real estate assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.

Liberty Property Trust

Balance Sheet

March 31, 2017

(Unaudited and in thousands, except share and unit amounts)

	March 31, 2017	December 31, 2016
Assets
Real estate:
Land and land improvements	$1,101,475	$1,094,470
Building and improvements	4,531,773	4,501,921
Less: accumulated depreciation	(967,251)	(940,115)

Operating real estate	4,665,997	4,656,276

Development in progress	321,863	267,450
Land held for development	345,632	336,569

Net real estate	5,333,492	5,260,295

Cash and cash equivalents	36,535	43,642
Restricted cash	10,680	12,383
Accounts receivable	14,945	13,994
Deferred rent receivable	114,811	109,245
Deferred financing and leasing costs, net	154,573	153,393
Investments in and advances to unconsolidated joint ventures	254,864	245,078
Assets held for sale	5,039	4,548
Prepaid expenses and other assets	155,524	150,235

Total assets	$6,080,463	$5,992,813

Liabilities

Mortgage loans, net	$274,260	$276,650
Unsecured notes, net	2,280,970	2,280,286
Credit facility	115,000	—
Accounts payable	52,972	65,914
Accrued interest	34,850	21,878
Dividend and distributions payable	60,293	71,501
Other liabilities	199,665	206,124
Total liabilities	3,018,010	2,922,353

Noncontrolling interest	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest	147	147
Additional paid-in capital	3,660,812	3,655,910
Accumulated other comprehensive loss	(52,693)	(56,031)
Distributions in excess of net income	(612,424)	(596,635)
Total shareholders’ equity	2,995,842	3,003,391

Noncontrolling interest - operating partnership	54,173	54,631
Noncontrolling interest - consolidated joint ventures	4,901	4,901

Total equity	3,054,916	3,062,923

Total liabilities, noncontrolling interest - operating partnership and equity	$6,080,463	$5,992,813